                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-46055


                              VECTOR GROUP LTD.

                      SUPPLEMENT DATED DECEMBER 7, 2001
                      TO PROSPECTUS DATED APRIL 13, 2000



                        The Prospectus of Vector Group Ltd. (the "Company") dated April 13, 2000 relating to the Company's common stock, $.10 par value per share (the "Common Stock"), is hereby supplemented as follows:

                              SELLING STOCKHOLDERS

                        The table set forth on page 10 of the Prospectus is supplemented to include information, as of December 7, 2001, concerning the following additional Selling Stockholders.


                                                                          NO. OF SHARES
                         SHARES OF             SHARES OF                    OF COMMON
                       COMMON STOCK           COMMON STOCK                 STOCK OWNED
                        OWNED PRIOR               BEING                       AFTER
SELLING STOCKHOLDERS   TO OFFERING              OFFERED                     OFFERING
--------------------   ------------           ------------                -------------

Robert Katz                 338                    338                             0


__________________

        (1) The calculation of the number of shares of the Company's common stock owned after the offering assumes the sale of all shares offered hereby.